UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2013

UNIVERSAL HEALTH REALTY INCOME TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-9321	23-6858580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Universal Corporate Center 367 South Gulph Road King of Prussia, Pennsylvania	19406
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 265-0688

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 6, 2013, the Board of Trustees of Universal Health Realty Income Trust (the “Trust”) unanimously approved an amendment to the Trust’s bylaws. The amendment, which provides that any nominee currently serving as a trustee in an election who receives a greater number of votes “withheld” or votes “against” his or her election than votes “for” such election shall tender his or her resignation for consideration by the Nominating & Governance Committee, became effective immediately.

This description of the amendment does not purport to be complete and is qualified in its entirety by reference to the text of the amendment to the Trust’s bylaws, filed as Exhibit 3.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description

3.2	Amendment to the bylaws of the Trust, effective September 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL HEALTH REALTY INCOME TRUST

Date: September 10, 2013	By:	/s/ Alan B. Miller
	Name:	Alan B. Miller
	Title:	Chairman of the Board, Chief Executive Officer and President

	By:	/s/ Charles F. Boyle
	Name:	Charles F. Boyle
	Title:	Vice President and Chief Financial Officer